UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 28, 2016 (November 28, 2016)
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NORFOLK SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)
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Virginia	1-8339	52-1188014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Three Commercial Place		757-629-2680
Norfolk, Virginia 23510-9241		(Registrant's telephone number, including area code)
(Address of principal executive offices)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Directors

On November 28, 2016, Norfolk Southern issued a Press Release, attached hereto as Exhibit 99.2, announcing that on November 28, 2016, the Board of Directors elected Mitchell E. Daniels Jr. and Marcela E. Donadio to be directors of the Corporation, effective immediately. The Board of Directors appointed Mr. Daniels to the Compensation Committee and the Governance and Nominating Committee, and appointed Ms. Donadio to the Audit Committee and the Finance and Risk Management Committee.

There was no arrangement or understanding between either Mr. Daniels or Ms. Donadio and any other person pursuant to which they were elected as directors of Norfolk Southern.  There are no transactions between either Mr. Daniels or Ms. Donadio and the Corporation that would require disclosure under Item 404(a) of Regulation S-K.

No material plan, contract or arrangement (written or otherwise) to which either Mr. Daniels or Ms. Donadio is a party or a participant was entered into or materially amended in connection with their joining the Board of Directors, and, other than as discussed below, neither Mr. Daniels nor Ms. Donadio received any grant or award or any modification thereto, under any such plan, contract or arrangement in connection with such event.

Under the terms of the Norfolk Southern Corporation Directors' Restricted Stock Plan, Mr. Daniels and Ms. Donadio each received a grant of 3,000 restricted shares upon their election to the Board.  These shares will be registered in their respective names, and they will have all rights of ownership (including the right to vote the shares and receive dividends); however, these shares may not be sold, pledged or otherwise encumbered during a restriction period which began on the date of grant and ends on the earlier of the director’s death or six months after the director becomes disabled or retires.  In the event a director does not retire in accordance with the terms of the plan, these shares will be forfeited.  In addition, Mr. Daniels and Ms. Donadio will receive compensation consistent with that provided to all non-employee directors, as described in the Non-Employee Director Compensation section of Norfolk Southern Corporation's Proxy Statement dated March 28, 2016, pages 19-21.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Bylaw Amendment

On November 28, 2016, the Board of Directors amended the Bylaws of Norfolk Southern Corporation, effective immediately, to increase the number of directors from 11 to 13.  The amended Bylaws are attached hereto as 99.1.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Bylaws of Norfolk Southern Corporation, as amended November 28, 2016.
99.2	Press Release

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURES
NORFOLK SOUTHERN CORPORATION
(Registrant)

/s/ Denise W. Hutson
Name:  Denise W. Hutson
Title:    Corporate Secretary
Date: November 28, 2016

EXHIBIT INDEX

Exhibit Number	Description
99.1	Bylaws of Norfolk Southern Corporation, as amended November 28, 2016.
99.2	Press Release